POWER OF ATTORNEY


         We,  the  undersigned  hereby  severally  constitute   and  appoint
David W.C. Putnam to sign for him and in his name in his capacity as a trustee
of the Principled Equity Market Fund, the Fund's Registration   Statement on
Form N-2 for the purposes of registering the Fund under the Investment Company Act of 1940, as amended, and registering shares of beneficial interest of the Fund under the SecuritiesAct of 1933, as amended, and any and all amendments thereto, including without limitation any registration statement or post effective amendment thereof filed under and meeting the requirements of Rule 462(b)under the Securities Act, hereby ratifying and confirming his signature as it may be signed by said attorney to such registration statement and any and all amendments thereto.

Signature                       Title                   Date

/s/EDWARD T. SULLIVAN           Trustee                 April 30, 1999
Edward T. Sullivan


/s/GEORGE VIOLIN                Trustee                 April 30, 1999
George Violin




* This Power of Attorney may be executed in several counterparts, each of which shall be regarded as an original and all of which taken together shall constitute one and the same Power of Attorney, and any of the parties hereto may execute this Power of Attorney by signing any such counterpart.